Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Monster Worldwide, Inc.
New York, New York
We hereby consent to the incorporation by reference in the Registration Statement of our reports dated February 10, 2009, relating to the consolidated financial statements and the effectiveness of Monster Worldwide, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
/s/ BDO Seidman, LLP
New York, New York
June 22, 2009